UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant        ☒          Filed by a Party other than the Registrant         ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

XA Investments President Kimberly Flynn Dispels Misinformation Ahead of XFLT Proxy Vote

Flynn Details the Terminated Sub-Adviser Octagon’s Underperformance at XFLT and Concerning Recent CLO Defaults Across Its Portfolio (View Videos) (https://xainvestments.com/knowledge-bank/videos/)

The Board Unanimously Selected the King Street Sub-Adviser for the Strength of Its CLO Platform, Depth of Talent and Expanded Investment Capabilities

More Information About the XFLT Proxy Vote Can Be Found Here (https://xainvestments.com/xflt-proxy/)

XFLT Asks Shareholders to Vote on the WHITE Proxy Card “FOR” the King Street Sub-Advisory Agreement at Special Meeting on July 30, 2026

CHICAGO – July 21, 2026 – XA Investments LLC (“XAI”), manager of XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”), addressed XFLT shareholders directly in a series of videos to clear up misleading statements made by the terminated sub-adviser Octagon Credit Investors ahead of the Special Meeting of Shareholders on July 30, 2026, during which XFLT shareholders will vote on the Board’s proposal to approve a new investment sub-advisory agreement among the Fund, XA Investments LLC and Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser,” or “Rockford Tower”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”).

XAI President Kimberly Flynn explains why the Fund’s Board acted to remove the terminated sub-adviser on the basis of poor performance:

•	“The terminated sub-adviser Octagon was the only portfolio manager responsible for all of XFLT investment decisions since the fund’s inception in 2017.”

•	“On Octagon’s watch, the XFLT net asset value (NAV) eroded largely from losses taken from poor investment decisions. XFLT’s net asset value per share declined approximately 54.40% since inception, implying approximately $406.7 million of current-share-equivalent NAV erosion, as of March 31st. That is significant.”

•	“It was recently reported by S&P Global Ratings on June 16, 2026, that Octagon CLOs defaulted on seven debt tranches across five CLOs.”

•	“CLO debt tranche defaults are very uncommon… Only six of the 11,666 CLO tranches rated by S&P defaulted in 2025, and only five defaulted in 2024. Octagon’s seven CLO debt tranche defaults in 2026 exceed the global figure for each of the last two years, respectively.”

Flynn also explains why the Board unanimously selected the King Street Sub-Adviser to replace the terminated Octagon, and enumerates the many benefits to XFLT shareholders if the agreement is approved:

•	“King Street’s Rockford Tower division was selected in a competitive process by the board out of a field of other leading alternative credit managers with deep CLO experience.”

•	“King Street also has twice as many credit professionals as Octagon. King Street manages over $30 billion in assets. They also manage 20 U.S. CLOs and 9 European CLOs, so they have experience around the globe.”

•	“Rockford Tower plans to execute XFLT’s strategy in a more dynamic manner, including additional opportunities and income-focused investments such as European CLOs and bank loans and European asset-backed securities.”

The full videos can be found on XAI’s website (https://xainvestments.com/knowledge-bank/videos/).

How to Vote

The Board urges XFLT shareholders to vote “FOR” the King Street Sub-Adviser on the WHITE Card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.
•	By Phone: Call the toll-free number listed on your WHITE proxy card.
•	By Mail: Sign and return the enclosed WHITE proxy card in the enclosed postage-paid envelope.

If you have any questions or need assistance voting your shared, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://www.linkedin.com/company/kingstreet-capital-management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com